      As filed with the Securities and Exchange Commission on March 14, 1997
                            Registration No. 33-86036
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of 1933
                               ------------------

                            FIRSTFED BANCSHARES, INC.
             (Exact name of Registrant as specified in its charter)

          DELAWARE                                              36-3820609
(State or other jurisdiction of incor-                      (I.R.S. Employer
poration or organization)                                   Identification No.)
                               ------------------

                                 749 LEE STREET
                          DES PLAINES, ILLINOIS  60016
                                 (847) 294-6500
   (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)
                               ------------------

                                 LARRY G. GILLIE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            FIRSTFED BANCSHARES, INC.
                                 749 LEE STREET
                          DES PLAINES, ILLINOIS  60016

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 With copies to:

                             JOHN E. FREECHACK, ESQ.
                             DOUGLAS J. TUCKER, ESQ.
                BARACK FERRAZZANO KIRSCHBAUM PERLMAN & NAGELBERG
                        333 WEST WACKER DRIVE, SUITE 2700
                            CHICAGO, ILLINOIS  60606
                                 (312) 984-3100


     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following
box:   /X/

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box:   / /

                                     [LOGO]

                              ---------------------
                              PROSPECTUS SUPPLEMENT
                    TO THE PROSPECTUS DATED NOVEMBER 7, 1994

                             ----------------------

                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                             ----------------------

     This Prospectus Supplement is being provided to stockholders of FirstFed Bancshares, Inc. (the "Company") to reflect that the Board of Directors of the Company has approved an increase in the amount of additional cash purchases which may be made under the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan") each quarter by participating stockholders ("Participants"). Each Participant may now make additional cash purchases of shares of the Company's common stock of between $25 and $5,000 per calendar quarter. Prior to the increase, the maximum additional cash purchase permitted under the Plan by each Participant was $3,000 per quarter. As a result of the increase, each reference to a maximum additional cash purchase of $3,000 in the Plan Prospectus dated November 7, 1994, is hereby amended to reflect the increase to $5,000 approved by the Board of Directors.

     It is suggested that this Prospectus Supplement be retained for future reference.









                             ----------------------

           The date of this Prospectus Supplement is February 1, 1997

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Plaines, State of Illinois, on March 14, 1997.

                                   FIRSTFED BANCSHARES, INC.

                                   By:  /s/ Larry G. Gillie
                                        --------------------------------------
                                        Larry G. Gillie
                                        President and Chief Executive Officer


                                   By:  /s/ Paul A. Larsen
                                        --------------------------------------
                                        Paul A. Larsen
                                        Senior Vice President and Treasurer
                                        (Principal Financial Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by each of the following persons on March 14, 1997, in the capacities and on the dates indicated below.

                SIGNATURE                        TITLE


------------------------------------       Chairman of the Board
Donald J. Cameron

      *
------------------------------------       Director
Frank A. Svoboda,  Jr.

      *
------------------------------------       Director, President and
Larry G. Gillie                            Chief Executive Officer


/s/   *
------------------------------------
Gerald T. Niedert                          Director

/s/   *                                    Director
------------------------------------
George T. Drost

/s/   *                                    Director
------------------------------------
John A. Flink

/s/                                        Director
------------------------------------
David M. Miller

/s/                                        Director
------------------------------------
David B. Speer

/s/   *                                    Director
------------------------------------
David E. Spiegler

/s/   *                                    Director
------------------------------------
Thomas TenHoeve

---------------

* Larry G. Gillie, by signing his name hereto, does hereby sign this document on behalf of himself and on behalf of each of the other directors named above pursuant to a power of attorney duly executed by such other persons and included on the signature page to the Form S-3 Registration Statement.



                                   /s/ Larry G. Gillie
                                   ------------------------------
                                   Larry G. Gillie